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Press Release
                             CEDAR INCOME FUND, LTD.
                          44 South Bayles Avenue, #304
                         Port Washington, New York 11050

                                                      Contact: Brenda J. Walker
                                                               Vice President
                                                              (516) 767-6492

FOR IMMEDIATE RELEASE:
=====================

CEDAR INCOME FUND, LTD. - ANNOUNCES COMPLETION OF PURCHASE OF LOYAL PLAZA SHOPPING CENTER, WILLIAMSPORT, PA


Port Washington, New York - July 2, 2001 - Cedar Income Fund, Ltd., (the "Company"), a Nasdaq-listed real estate investment trust, today announced that a newly formed partnership consisting of wholly-owned affiliates of the Company and of Kimco Realty Corp. (NYSE:KIM) had completed the purchase on July 2, 2002 of Loyal Plaza in Williamsport, Pennsylvania, a 293,000 sq. ft. shopping center anchored among others by a 67,000 sq. ft. Giant supermarket; the shopping center is 98% leased.

The purchase price was $18.3 million exclusive of closing costs. The Seller was an affiliate of Glimcher Realty Trust (NYSE:GRT).

The investment by the Company represents the sixth shopping center in eastern Pennsylvania and Southern New Jersey, all but one supermarket-anchored, in which it has acquired a controlling ownership interest since May 2001.

Cedar Income Fund, Ltd. is a real estate investment trust administered by Cedar Bay Realty Advisors, Inc., Port Washington, New York. Shares of Cedar Income Fund Ltd. are traded on the NASDAQ Small Cap Market under the symbol "CEDR".